As filed with the Securities and Exchange Commission on December 5, 2025

Registration No. 333-281798

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT TO:

Form F-3 Registration No. 333-281798

UNDER

THE SECURITIES ACT OF 1933

OCULIS HOLDING AG

(Exact name of Registrant as specified in its charter)

Switzerland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 20

CH-6300

Zug, Switzerland

Telephone: +41 41 711 39 60

(Address and telephone number, including area code of Registrant’s principal executive offices)

Oculis US Inc.

One Gateway Center

300 Washington Street, Suite 702

Newton, MA 02458

Telephone: +1 617 928 5886

(Name, address, including zip code, and telephone number, of agent for service)

Copies to:

Divakar Gupta Katie Kazem Cooley LLP 55 Hudson Yards New York, NY 10001 +1 212 479 6000	Dr. Matthias Staehelin Vischer AG Aeschenvorstadt 4 Postfach 4010 Basel, Switzerland +41 58 211 33 00

Approximate date of commencement of proposed sale to the public: This post-effective amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form F-3 (File No. 333-281798) of Oculis Holding AG (the “Registrant”), filed with the Securities Exchange Commission on August 27, 2024 and declared effective on September 6, 2024 (the “Registration Statement”).

The Registrant is filing this Post-Effective Amendment to deregister any and all securities that remain unsold under the Registration Statement as of the date hereof. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Lausanne, Switzerland, on December 5, 2025.

OCULIS HOLDING AG

By:	/s/ Riad Sherif
Name: Riad Sherif
Title: Chief Executive Officer

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this this Post-Effective Amendment to the Registration Statement on Form F-3, solely in the capacity as the duly authorized representative of the Registrant, in Boston, Massachusetts, on December 5, 2025.

OCULIS US INC

By:	/s/ Sylvia Cheung
Sylvia Cheung